Acknowledgement and Acceptance of Special Servicer

July 14, 2021

BY EMAIL

Wilmington Trust, National Association, as Trustee 1100 North Market Street Wilmington, Delaware 19890 Attention: CMBS Trustee – Benchmark 2018-B1 E-mail: cmbstrustee@wilmingtontrust.com

RE:	Acknowledgment and Acceptance of Special Servicer;

Benchmark 2018-B1 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-B1

Ladies and Gentlemen:

Reference is made to (i) the Pooling and Servicing Agreement (the “PSA”) dated as of January 1, 2018 by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Paying Agent, and Custodian, and Park Bridge Lender Services, LLC, as Operating Advisor and Asset Representations Reviewer, relating to the Benchmark 2018-B1 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-B1, (ii) the Co-Lender Agreement (the “Radisson Agreement”), dated as of January 31, 2018, by and between JP Morgan Chase Bank, National Association (Initial Note A-1 Holder) and JP Morgan Chase Bank, National Association (Initial Note A-2 Holder), (iii) the Co-Lender Agreement (the “Lehigh Valley Mall Agreement”), dated as of November 20, 2017, by and among JP Morgan Chase Bank, National Association (Initial Note A-1-A Holder) Column Financial, Inc. (Initial Note A-1-B Holder) Cantor Commercial Real Estate Lending, L.P. (Initial Note A-1-C Holder) JP Morgan Chase Bank, National Association (Initial Note A-2-A Holder) Column Financial, Inc. (Initial Note A-2-B Holder) Cantor Commercial Real Estate Lending, L.P. (Initial Note A-2-C Holder), (iv) the Co-Lender Agreement (the “90 Hudson Agreement” and, together with the Radisson Agreement and the Lehigh Valley Mall Agreement, the “Co-Lender Agreements”), dated as of January 31, 2018 by and between JP Morgan Chase Bank, National Association (Initial Note A-1 Holder) and JP Morgan Chase Bank, National Association (Initial Note A-2 Holder). Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the PSA and the Co-Lender Agreements, respectively

Pursuant to Sections 3.22(b) and 3.22(e) of the PSA and Section 7 of the Co-Lender Agreements, the undersigned hereby agrees with all the other parties to the PSA that the undersigned shall serve as Special Servicer under, and as defined in, the PSA. The effective date (the “Effective Date”) of the appointment of the undersigned as Special Servicer shall be the date hereof. The undersigned hereby assumes and agrees to perform punctually, as of the Effective Date, all of the responsibilities, duties and liabilities of the Special Servicer under the PSA and the Co-Lender Agreements that arise on and after the

1601 Washington Avenue • Suite 700 •  Miami Beach, Florida  33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

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Effective Date. The undersigned hereby certifies that it satisfies all related qualifications set forth in the Co-Lender Agreements, as applicable. The undersigned hereby makes, as of the date hereof, the representations and warranties applicable to the Special Servicer set forth in Section 2.04(b) of the PSA mutatis mutandis with all references to “Agreement” in Section 2.04(b) of the PSA to include this Acknowledgement and Acceptance of Special Servicer in addition to the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: LNR Partners, LLC is a duly formed limited liability company, validly existing in active status under the laws of the State of Florida.  The undersigned further represents and warrants that it is a Qualified Replacement Special Servicer.

LNR Partners, LLC’s address for notices pursuant to Section 12.05 of the PSA is as follows:

LNR Partners, LLC

1601 Washington Avenue, Suite 700

Miami Beach, Florida 33139

Attention: Heather Bennet and Job Warshaw – BMARK 2018-B1

Facsimile number (305) 695-5601

E-mail: LNR.CMBS.Notices@lnrproperty.com,

hbennet@starwood.com and jwarshaw@lnrpartners.com

Sincerely,

LNR PARTNERS, LLC

By:   /s/ Job Warshaw

Name: Job Warshaw

Title:   President

1601 Washington Avenue • Suite 700 •  Miami Beach, Florida  33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

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